Exhibit 21.1
Subsidiaries of the Registrant

1)	Halifax Realty, Inc.
5250 Cherokee Avenue
Alexandria, Virginia 22312

2)	Halifax Engineering, Inc.
5250 Cherokee Avenue
Alexandria, Virginia 22312